Exhibit 21.1

                       DIAGNOSTEK, INC. AND SUBSIDIARIES
                           Subsidiaries of Registrant
                           Year ended March 31, 1995


Registrant: Diagnostek, Inc.

Subsidiaries:
     Diagnostek Pharmacy Services, Inc.
          Health Care Services, Inc.
               Microwave Scalpel, Inc.
          Diagnostek of Springfield, Inc.
          HPI Health Care Services, Inc.
               HPI Hospital Systems Management, Inc.
     Diagnostek Pharmacy, Inc.